Exhibit 99.1

CONTACTS:
Robert R. Gonnelli
President and Chief Executive Officer
Valeritas, LLC
(201) 825-8882
jbrennan@sardverb.com
or
Judy Brennan/Laurence E. White
Investor Relations Counsel
Citigate Sard Verbinnen
(312) 895-4700
jbrennan@sardverb.com/
lwhite@sardverb.com

FOR IMMEDIATE RELEASE

POUL STRANGE JOINS VALERITAS AS CHIEF SCIENTIFIC OFFICER

Leading Diabetes Research Veteran Known for Evaluating and Advancing Various
Insulin Regimens to Maximize Efficacy of Treatment Will Play Key Role in
Developing Valeritas Pipeline of Metabolic Products, including h-Patch™

______________________________________________________________________

Ramsey, N.J., November 9, 2006 — Valeritas, LLC — a wholly-owned subsidiary of life sciences innovator BioValve Technologies, Inc. with a focus on developing and commercializing medical technologies for the treatment of diabetes and other acute and chronic diseases — announced today that it has hired Poul Strange, MD, Ph.D., 42, to serve as Chief Scientific Officer.

In this position, Dr. Strange will play a key role in providing strategic analysis, leading medical affairs research, as well as designing and running clinical trials for a number of Valeritas products in the metabolism area.  His immediate priority will be to oversee medical affairs and clinical development of the company’s lead product, h-Patch insulin delivery system, which is scheduled for commercial launch in the second half of 2007.

“We are pleased to have a world-class diabetes researcher like Poul join our team,” said John E. Timberlake, Executive Vice President and General Manager for Metabolism of Valeritas. “He is a recognized expert in designing and managing clinical trials that have changed the way insulin is used, and is a pioneer in demonstrating the effectiveness of various insulin regimens. Poul has unmatched expertise in successfully developing and evaluating therapies in the highly competitive global diabetes market.”

Dr. Strange, who will report to Mr. Timberlake, said, “I am excited to become part of Valeritas at such an important time in the development of the company’s pipeline. The Valeritas team is committed to developing highly innovative products that can enhance and even transform patient care for often debilitating diseases — a philosophy I am proud to share.”

“Quite simply, Valeritas’ h-Patch insulin delivery system can enhance the care of millions suffering from Type 2 diabetes.  While I have seen numerous incremental advances in this area, the h-Patch is the first, simple-to-use, daily disposable basal-bolus delivery system that will enable patients to discretely and conveniently deliver insulin when needed at meals, which should lead to better compliance,” added Dr. Strange.

Aimed at enhancing a patients’ glycemic control, the h-Patch is the smallest known FDA-cleared insulin delivery system with basal-bolus capability and no visible needle.  The device recently received FDA 510(k) clearance, and Phase IV clinical trials are planned to support broad marketing and reimbursement claims.

“Poul’s unique background in scientific research and medical affairs adds even greater depth to an already impressive level of management expertise,” concluded Robert R. Gonnelli, President and Chief Executive Officer of Valeritas, and the company’s founder. “His addition to the company, coupled with our recently established scientific advisory board, will help us make great strides to leverage fully the company’s portfolio of innovative medical technologies.”

Prior to joining Valeritas, Dr. Strange served as Vice President, U.S. Medical Affairs, Diabetes, at sanofi-aventis, the world’s third largest pharmaceutical company. While at sanofi-aventis, and prior to the acquisition of Aventis Pharmaceuticals, Dr. Strange headed all medical affairs functions including Medical Research, Study Management, Biometrics, Health Outcomes Research, Scientific Communications, Medical Information, National and Regional Education and Program Management for Metabolism. His direct brand responsibilities included Amaryl®, Lantus®,  Apidra® and the newly launched insulin injection device Opticlik®. Dr. Strange also played a critical role in the scientific review of potential in-license compounds as well as providing on-going medical and clinical support for products in development such as of Exubera® (inhaled insulin) with sanofi-aventis’ then-alliance partner Pfizer, and Ave10 (GLP-1 analogue). Prior to joining Aventis, Dr. Strange helped develop several products in multiple therapeutic categories at Novo Nordisk.

William Van Antwerp, who served as the company’s interim Chief Scientific Officer, will remain involved with the company on a consulting and advisory basis.

About BioValve and Valeritas, LLC

Founded in 1998, BioValve Technologies, Inc. is an innovator in life sciences focused on the development and commercialization of selected pharmaceutical assets and several proprietary medical technologies.  Valeritas, LLC, a wholly-owned subsidiary of BioValve, was recently formed through BioValve’s contribution of medical technology assets to Valeritas, and Valeritas’ assumption of liabilities related to those assets. Valeritas’ medical technology portfolio includes h-Patch™, and e-Patch ™ Controlled Release Disposable Micro Pump System, Mini-Ject ™ Pre-Filled Needle Free Delivery System and the Micro-Trans ™ Microneedle Transdermal Delivery Patch. These technologies, when combined with certain compounds, are designed to provide unique products that allow precise dosing in previously difficult to treat conditions. Valeritas’ medical technologies portfolio is headlined by h-Patch™, a single-use, daily disposable basal-bolus delivery system providing intensive insulin management for patients who would benefit from more rigorous therapy throughout the day.  Headquartered in Ramsey, N.J., Valeritas operates its R&D and clinical manufacturing from BioValve’s facilities in Westborough, MA. Valeritas is currently in negotiations to lease space in Shrewsbury, MA to develop a state-of-the-art manufacturing and R&D facility.

BioValve and Valeritas have entered into a definitive agreement with Paramount Acquisition Corp. whereby Paramount will acquire a majority interest in Valeritas. Upon completion of the transaction following Paramount stockholder approval and the satisfaction of customary closing conditions, Paramount will own approximately 58% of Valeritas, LLC. At closing, Paramount will change its name to Valeritas, Inc. and seek to be listed on Nasdaq.

About Paramount Acquisition Corp.

Paramount Acquisition Corp. (OTCBB:  PMQC, PMQCU, PMQCW)  is a Special Purpose Acquisition Company™ that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry.  Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC, that focuses on the development of promising in-licensed drug candidates. Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount is a unique drug development company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 40 start-up companies over the past fifteen years.  Since its inception, Paramount and its affiliated companies have been involved in the clinical development of more than sixty drug candidates — several of which have reached the market — and have over forty compounds in clinical development today.  Paramount has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Paramount, Valeritas and their combined business after completion of the proposed business combination.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Paramount’s and BioValve’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the medical device business, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition from or introduction of new and superior products by other providers of drug delivery technologies and pharmaceuticals; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s Annual Report on Form 10-KSB for the year ended December 31, 2005.  The information set forth herein should be read in light of such risks.  Neither Paramount nor Valeritas assumes any obligation to update the information contained in this press release.

Additional information concerning the transaction involving BioValve, Valeritas and Paramount is included in the Current Report on Form 8-K filed on August 28, 2006 by Paramount with the Securities and Exchange Commission (the “SEC”).  A stockholder meeting will be announced soon to obtain Paramount stockholder approval for the transactions. Paramount intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transaction, which will be mailed to Paramount’s stockholders. PARAMOUNT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AGREEMENT, PARAMOUNT AND VALERITAS. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, New York  10019.

Paramount, Valeritas and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount, Valeritas and their respective officers and directors in the proposed transaction by reading Paramount’s proxy statement, which will be filed with the SEC.